UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 23, 2012
RJS DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)
Florida	000-54494	20-0075049
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1725, Building BTop City, No.1 Xiaokejiaxiang Chunxi Road Jinjiang District, Chengdu, Sichuan 610061, People’s Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 (28) 8661-0965

200 Miramar Blvd. NE, St. Petersburg, Florida 33704
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 23, 2012, RJS Development, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Yong Li, as agent and attorney-in-fact (the “Agent”) for the buyers identified therein (the “Buyers”) and Joe Tyszko (the “Seller”), the former President, Secretary, Treasurer and Chairman of the Board of Directors of the Company.  The closing of the transactions (the “Closing”) contemplated by the Agreement occurred simultaneously with the parties’ entry into the Agreement.

Pursuant to the Agreement, the Seller sold to the Agent, as agent and attorney-in-fact for the Buyers, and the Agent, as agent and attorney-in-fact for the Buyers, agreed to purchase, 5,951,544 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, constituting approximately 99.2% of the issued and outstanding Common Stock, for an aggregate purchase price of $285,000.

The foregoing description of the Agreement does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant

Prior to the Closing, the Seller owned 5,951,544, or approximately 99.2%, of the issued and outstanding shares of Common Stock and served as the President, Secretary and Chairman of the Board of Directors of the Company.  In connection with the Closing, the Seller resigned from the executive officer positions he held with the Company, effective as of the Closing.  The Seller also resigned as a director of the Company, effective as of 10 days after mailing to the stockholders of the Company an information statement on Schedule 14f-1 pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (the “Schedule 14f-1”) relating to the appointment of Guofeng Feng to the Board of Directors of the Company.  In addition, Valerie Tyszko, who served as the Treasurer and as a director of the Company, resigned from such positions effective as of the Closing.

Upon the Closing, the Buyers collectively owned 99.2% of the issued and outstanding Common Stock.  In addition, as of the Closing, Guofeng Feng has been appointed as the Chief Executive Officer of the Company and, effective as of 10 days after the mailing the Schedule 14f-1 to the stockholders of the Company, elected as the sole director of the Company.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of immediately following the Closing on April 23, 2012, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.  Unless otherwise indicated, the address of each of the persons listed below is Room 1725, Building BTop City, No.1 Xiaokejiaxiang Chunxi Road, Jinjiang District, Chengdu, Sichuan 610061, People’s Republic of China.

Name and Address	Shares of Common Stock (1)	Percent of Class (2)
Ho Yin Donal Tung	630,000	10.5%

Jinhua Zhou	570,000	9.5%

Anke Feng	360,000	6.0%

Guofeng Feng (3)	360,000	6.0%

Joe Tyszko (4)	0	0.0%

All directors and officers as a group	360,000	6.0%

(1)            Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)            Based on 6,000,000 shares of Common Stock issued and outstanding as of the Closing.

(3)            Includes 360,000 shares of Common Stock held by Anke Feng, Mr. Feng’s wife. Mr. Feng disclaims beneficial ownership of such shares.  Mr. Feng is the Chief Executive Officer and, effective as of 10 days after mailing of the Schedule 14f-1 to the stockholders of the Company, the sole director of the Company.

(4)            Mr. Tyszko has submitted his resignation as a director of the Company, effective as of 10 days after mailing of the Schedule 14f-1 to the stockholders of the Company.  Mr. Tyszko’s address is 200 Miramar Blvd. NE, St. Petersburg, Florida 33704.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately prior to the Closing, the Company was a shell company (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, following the Closing, will remain a shell company.  The Company previously reported the disclosures required to be made by Form 10 in the Company’s Post-Effective Amendment No. 1 to Form S-1 filed with the SEC on March 23, 2012.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The disclosure set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.  The written resignation letters of the Seller and Valerie Tsyzko are filed as Exhibits 17.1 and 17.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Effective as of April 23, 2012, in connection with the Closing and the resignation of the Seller as President and Secretary of the Company, Mr. Feng has been appointed as the Chief Executive Officer of the Company, to hold such office until his successor is appointed and qualified.  Also in connection with the Closing and the resignations of the Seller and Ms. Tyszko as directors of the Company, Mr. Feng has, effective as of 10 days after mailing of the Schedule 14f-1 to the stockholders of the Company, been elected as the sole director of the Company, to hold office until his successor is elected and qualified.  Mr. Feng has been the Vice Manager of Shanghai Andu Investment Group, an investment company based in Shanghai, China, since 2006.  In his career, Mr. Feng has held other high-level marketing, development and management positions at various Chinese companies.  Mr. Feng received a Masters degree in from the University of Dortmund (Germany) and his Bachelors degree from Shanghai Jiao Tong University (China).  The Company believes that Mr. Feng brings to the board of directors his substantial experience in business development and management.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1
Stock Purchase Agreement, dated as of April 23, 2012, by and among Yong Li, as agent and attorney-in-fact for the buyers identified therein, Joe Tyszko and RJS Development, Inc., a Florida corporation *

17.1	Written resignation letter of Joe Tyszko *
17.2	Written resignation letter of Valerie Tyszko *

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RJS DEVELOPMENT, INC.

Date: April 23, 2012	By:	/s/ Guofeng Feng
Name: Guofeng Feng
Title: Chief Executive Officer